                                                                    EXHIBIT 10.G

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


                                   ARTICLE 1.
                              PURPOSE AND DURATION

Section 1.1. Purpose. The purpose of the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option Qualified) is to provide incentive to the key executives of the Company and its subsidiaries who have the prime responsibility for the operations of the Company and its subsidiaries by making them participants in their success. The Plan provides for deferral of payments hereunder and is intended to qualify for the performance-based compensation exception under Code Section 162(m).

Section 1.2. Duration. Effective October 1, 2001, the Plan was amended and restated to reflect the merger of the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option) with and into this Plan, and to make certain other changes, none of which affect the material terms of the performance goals previously approved by shareholders. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2001; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an award granted prior to October 1, 2001, without the Participant's consent. The Plan shall remain in effect until terminated pursuant to Article 9.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Company" means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 14.

         (b) "Plan" means the arrangement described herein, as from time to time amended and in effect.

         (c) "Plan Year" means a fiscal year of the Company.

         (d) "Participant" means an executive of the Company or a subsidiary who has been approved for participation in the Plan.

         (e) "Board" means the Board of Directors of the Company.

         (f) "Committee" means the (i) with respect to employees who are or may become subject to Code Section 162(m), the Compensation Committee of the Board, which shall consist



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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


of not less than two (2) members of the Board each of whom is a "non-employee director" as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Section 162(m) of the Code; and (ii) with respect to all other employees, a committee composed of the Chairman and Chief Executive Officer of the Company.

         (g) "Code" means the Internal Revenue Code of 1986, as amended. Reference to any specific provision of the Code shall be deemed to include any successor provision and all regulations promulgated thereunder.

         (h) "Compensation" means the annualized base salary in effect for a Participant at the close of the Plan Year (or such other date as the Committee may specify by action taken within 90 days after the beginning of the Plan
Year), including salary being paid on a deferred basis as well as salary being paid on a current basis.

         (i) "Beneficiary" means the person or persons entitled to receive the interest of a Participant in the event of the Participant's death as provided in
Article 6.

         (j) "Operating Profits" means the consolidated income determined before:

                  (1) The incentive compensation awards under this Plan;

                  (2) Any taxes on income;

                  (3) Extraordinary credits and charges to income less the related tax effect;

                  (4) The cumulative effect, less the related tax effect, on prior years of any accounting change made during the year; and

                  (5) Company contributions to the Johnson Controls, Inc. Savings and Investment (401(k)) Plan.

                  The calculation of such Operating Profits shall be examined by the Company's independent public accountants who shall furnish their opinion that such calculation has been made in accordance with generally accepted accounting principles consistently applied and in compliance with the provisions of this Plan.

                  Notwithstanding the foregoing, for purposes of comparing Operating Profits for the Plan Year to Operating Profits for one or more prior Plan Years in determining whether a performance goal has been met, if an accounting change has occurred effective in the current Plan Year that affects the calculation of Operating Profits, then the Operating Profits for the prior year(s) shall be restated on a pro forma basis as if the accounting change applied in those prior year(s).

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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


         (k) "Shareholders' Equity" for a Plan Year means the consolidated shareholders' equity (sometimes referred to as net worth) of the Company at the end of the preceding fiscal year of the Company, as set forth in the Company's annual report for the preceding fiscal year, plus or minus a proportionate allowance for any change during such Plan Year, based on the period of such change, in the amount of shareholders' equity from newly-issued or finally-retired capital stock.

         (l) "Return on Shareholders' Equity" for a Plan Year means the percentage that Operating Profits for the year is of Shareholders' Equity for the year.

         (m) "Division Return on Assets" for a Plan Year means division or business unit EBIT (Earnings Before Interest and Taxes) for the year as a percentage of average division or business unit assets employed. (See Corporate Procedure Number 30-20).

         (n) "Retirement" means termination of employment from the Company and its subsidiaries (without Cause) on or after attainment of age 55 with at least ten years of vesting service or age 65 with at least five years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology prescribed by the Committee).

         (o) "Total and Permanent Disability" means the Participant's inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

         (p) "Cause" means: (1) if the Participant is subject to an employment agreement that contains a definition of "cause", such definition, or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or subsidiary, or the Company's or subsidiary's code of ethics, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Company or subsidiary, (d) violation of any federal, state or local law in connection with the Participant's employment, or (e) breach of any fiduciary duty to the Company or a subsidiary.

         (q) "Inimical Conduct" means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any subsidiary, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or a subsidiary, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


Section 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

                                   ARTICLE 3.
                          ELIGIBILITY AND PARTICIPATION

Section 3.1. Approval. Each executive of the Company or a subsidiary who is approved for participation in the Plan by the Committee shall be a Participant as of the date designated by the Committee. Such executives shall include corporate and other key senior managers who are or may become subject to Section 162(m) of the Code and who are approved for participation in the Plan by the Committee. Written notice of such approval shall be given to each executive so approved as soon as practicable following the date of approval. No employee shall have any right to receive an award in any Plan Year even if an award has been previously granted in prior Plan Years.

Section 3.2. Termination of Approval. The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the executive concerned shall cease to be an active Participant as of the date selected by the Committee, the executive shall not be entitled to any payment unless the Committee determines otherwise, and the executive shall be notified of such withdrawal as soon as practicable following such action.

Section 3.3. Notification. In general, it is expected that the Committee will determine which executives are to be Participants for a Plan Year prior to the beginning of such year and notify the executives of that fact before the beginning of the Plan Year.

Section 3.4. Transfers In, Out and Between Eligible Positions. Notwithstanding
Section 3.3, the Committee may approve an executive for participation during a portion of a Plan Year, subject to the limitations described below. In such event, the executive shall be eligible to receive an award for the Plan Year based on the number of full months as a Participant during such year.

         (a) A person newly hired or transferred into an eligible executive position shall have his participation prorated during the first Plan Year provided the person's employment or transfer occurs at least three months prior to the end of the Plan Year. Alternatively, and notwithstanding anything to the contrary herein, the Committee may at any time grant a formula award to a Participant who is newly hired or transferred into an eligible executive job position during the Plan Year, and fix the terms of any such award, whether or not such action qualifies for the performance-based exception under Section 162(m) of the Code.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


         (b) A person transferred out of an eligible executive position may receive a prorated award at the discretion of the Committee provided he served in the eligible executive position for at least three full months during the Plan Year.

         (c) Participants transferring between eligible executive positions that have a different award formulae will receive awards prorated to months served in each eligible executive position.

Section 3.5. Termination of Employment. No Participant shall earn an incentive award for a Plan Year unless the Participant is employed by the Company or subsidiary (or is on an approved leave of absence) on the last day of such Plan Year, unless employment was terminated during the year as a result of Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause. Accordingly, no incentive award shall be made for a Plan Year for a Participant whose employment with the Company or subsidiary is terminated during such year for reasons other than Retirement, Total and Permanent Disability or death at a time when the Participant could not have been terminated for Cause, unless approved by the Committee after considering the cause of the termination.

                                   ARTICLE 4.
                          ANNUAL AWARDS TO PARTICIPANTS

Section 4.1. Awards Based On Formula. Prior to, or within 90 days after, the beginning of each Plan Year, the Committee shall determine the formula award for each Participant who is eligible to receive an award for the year. The amount of the award shall be expressed as a percentage of Compensation resulting from a formula which is communicated individually in writing to each Participant at the time the formula is determined. The formula will be based on Return on Shareholders' Equity and/or Division Return on Assets and growth in Operating Profits. Irrespective of the formula, no amounts in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) may be paid to any one Participant for any Plan Year. Payments are subject to certification in writing by the Committee prior to payment that the performance goals and other material terms of the Plan were in fact satisfied.

Section 4.2. Discretionary Reductions To Formula Awards. Upon recommendation by the Chief Executive Officer of the Company, the Committee may adjust a Participant's formula award based upon the individual's performance and attainment of objectives during the Plan Year, as follows:

         (a) with respect to an award that is designated by the Committee at the time of grant as being subject to Code Section 162(m),the Committee may reduce an award as much as minus twenty percent (-20%) of the award percentage; and

         (b) with respect to all other awards, the Committee may increase an award up to a maximum of 1.2 times the award percentage or reduce an award as much as minus twenty percent (-20%) of the award percentage.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)



                                   ARTICLE 5.
                           PAYMENT OF INCENTIVE AWARDS

Section 5.1. Current Payment. Subject to the provisions of Section 5.3, a Participant's final award for a Plan Year, which is not deferred in accordance with the provisions of Section 5.2, and a Participant's final award, whether or not he elected deferred payment thereof, for the Plan Year in which his employment terminates, shall be paid in cash to the Participant, or his Beneficiary in the event of his death, by the 75th day following the end of the Plan Year. The Committee may elect to postpone the payments for any reason, and in such event the Committee may, in its discretion, also elect to pay interest at a reasonable rate for the period between the 75th day following the end of the Plan Year and the day on which the payments are in fact made.

Section 5.2. Deferred Payment. Before the first day of each Plan Year, a Participant may irrevocably elect in writing to have a part or all of his final award for the year (but not less than $1,000) deferred under the Johnson Controls, Inc. Executive Deferred Compensation Plan.

Section 5.3. Forfeiture. Notwithstanding the foregoing, no payment shall be made or deferred with respect to a Participant if, after the end of the Plan Year for which payment has accrued but before payment or deferral is made, either (a) the Company or subsidiary terminates the Participant's employment for Cause or (b) the Participant engages in Inimical Conduct. The Committee may suspend payment or deferral (without liability for interest thereon) pending its determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

                                   ARTICLE 6.
                                   BENEFICIARY

                  Each Participant may file a beneficiary designation on the form provided by the Committee. In the event of the Participant's death prior to receiving payments due hereunder, the payment shall be made to the Participant's Beneficiary. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant's designated Beneficiary is not alive at the time payment is to be made, the Participant's estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse; provided the Committee has notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant's spouse, if any, must consent to the Participant's designation of any primary beneficiary other than the spouse.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


                                   ARTICLE 7.
                             RIGHTS OF PARTICIPANTS

Section 7.1. No Funding. No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any subsidiary) by reason of any award under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any subsidiary) hold any funds in reserve or trust to secure payments hereunder.

Section 7.2. No Transfer. No Participant may assign, pledge, or encumber his interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

Section 7.3. No Implied Rights; Employment. Nothing contained in this Plan shall be construed to:

         (a) Give any employee or Participant any right to receive any award other than in the sole discretion of the Committee;

         (b) Limit in any way the right of the Company or subsidiary to terminate a Participant's or other employee's employment at any time; or

         (c) Be evidence of any agreement or understanding, express or implied, that a Participant or other employee will be retained in any particular position or at any particular rate of remuneration.

                                   ARTICLE 8.
                                 ADMINISTRATION

Section 8.1. General. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall assume the Committee's functions and each reference to the Committee herein shall be deemed to include the Board.

Section 8.2. Authority. In addition to the authority specifically provided herein, the Committee shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the Plan's terms; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan's administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan's administration.

Section 8.3. Decision Binding. The Committee's determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an award, and such determinations and decisions shall not be reviewable.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)

Section 8.4. Procedures of the Committee. The Committee's determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company's By-laws and Wisconsin law for their services as directors of the Company.

Section 8.5. Charge to Subsidiary. Each subsidiary shall be charged each year with the amount, if any, awarded under the Plan to its employees for such year.

                                   ARTICLE 9.
                                   ADJUSTMENTS

                  In the event of any change in the outstanding shares of the Company's Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the awards then held by Participants or the performance goals thereunder, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

                                   ARTICLE 10.
                            AMENDMENT OR TERMINATION

                  The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modifications, amendment, or suspension or termination may, without the consent of the Participant or his Beneficiary in the case of his death, reduce the right of a Participant or his Beneficiary, as the case may be, to any payment accrued under the Plan except as specifically provided herein; and provided further that shareholder approval may be required as provided under Code Section 162(m). Notwithstanding the foregoing, the Committee may make the following amendments without obtaining the consent of any individual with an interest hereunder:

         (a) In the event of the Plan's termination, the Committee may provide that all amounts accrued to the date of termination be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Committee.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)

         (b) The Committee may amend the provisions of Article 11 prior to the effective date of a Change of Control.

                                   ARTICLE 11.
                                CHANGE OF CONTROL

Section 11.1. Acceleration of Payment. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined below), each Participant shall be entitled to receive a lump sum payment in cash (regardless of whether a deferral election is in effect) equal to the product of (x) such Participant's formula award for the year in which the Change of Control occurs, based on maximum achievable award for such Participant under the Plan (but without regard to any discretionary adjustments described in Section 4.2) and
(y) a fraction, the numerator of which is the number of days after the beginning of the Plan Year in which the Change of Control occurs and the denominator of which is 365. In addition, the Company shall pay to each Participant a lump sum amount in cash within 30 days after the Change of Control of all amounts accrued for the prior year but not yet paid, if any, regardless of any deferral election in effect for such prior year.

Section 11.2. Definition of Change of Control. A "Change of Control" means any of the following events:

         (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either:

                  (1) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

                  (2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities");

                  provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


         (b) Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c) Consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

         (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

                                   ARTICLE 12.
                                 TAX WITHHOLDING

                  The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.

                                   ARTICLE 13.
                                     OFFSET

                  The Company shall have the right to offset from the incentive award payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant's death).

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)


                                   ARTICLE 14.
                                   SUCCESSORS

                  All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.


                                  ARTICLE 15.
                               DISPUTE RESOLUTION

Section 15.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section
15.2 hereof.

Section 15.2. Arbitration.

         (a) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any subsidiary employer, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

                  Office of General Counsel
                  Johnson Controls, Inc.
                  5757 North Green Bay Avenue
                  P.O. Box 591
                  Milwaukee, WI  53201-0591

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN
                           (DEFERRED OPTION QUALIFIED)

                  The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

         (c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company's or subsidiary's personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or subsidiary complaint resolution procedure has been completed.

         (d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

         (e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

         (f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

         (g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.